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                                                                   EXHIBIT 10.6

                                    FORM OF
                                 PROMISSORY NOTE

                                                          Menlo Park, California
$20,000.00                                                           May 5, 1995

     FOR VALUE RECEIVED,                   promises to pay to Informatica
Corporation, a California corporation (the "Company"), or order, the principal sum of Twenty Thousand Dollars ($20,000), together with interest on the unpaid principal hereof from the date hereof at the rate of seven percent (7%) per annum, compounded semiannually.

     Principal and interest shall be due and payable as follows: Principal and accrued but unpaid interest shall be due and payable on the fifth anniversary of this Note, May 1, 2000. Should the undersigned fail to make full payment of any installment of principal or interest for a period of 10 days or more after the due date thereof, or should the undersigned's employment or consulting relationship with the Company be terminated for any reason (or for no reason), the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

     The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

     This Note is delivered upon the purchase of Common Stock of the Company pursuant to the Restricted Stock Purchase Agreement dated May 1, 1995 and is subject to the terms of such Agreement. This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

     The holder of this Note shall have full recourse against the maker, and shall not be required to proceed against the collateral securing this Note in the event of default.

     The undersigned understands that the two-year holding period under Rule 144 of the Securities Act of 1933 generally will not begin to run until this Note has been paid in full.



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